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                                                                      EXHIBIT 11

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 57 to the Registration Statement under the Securities Act of 1933 on Form N-1A (File No. 2-47015) of our report dated November 1, 1996 on our audit of the financial statements and financial highlights of Temporary Investment Fund, Inc. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and under the captions "Auditors" and "Financial Statements" in the Statement of Additional Information.

/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
August 13, 1997